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                                                                   EXHIBIT 10.12

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             HEART HOSPITAL IV, L.P.
                                   AS AMENDED
                     BY THE FIRST, SECOND, THIRD AND FOURTH
                               AMENDMENTS THERETO
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                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             HEART HOSPITAL IV, L.P.
                           A Texas Limited Partnership

         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE TEXAS SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") of Heart Hospital IV, L.P. (the "Partnership"), a Texas limited partnership is made and entered into as of the 22nd day of February, 1996, by and among the Partnership and HOSPITAL MANAGEMENT IV, INC., a North Carolina corporation ("HM"), as a general partner and EACH OF THE OTHER PARTIES IDENTIFIED ON SCHEDULE A AS LIMITED PARTNERS (THE "INVESTOR PARTNERS).

                                    RECITALS

         1. The Partnership has been formed to develop, own and operate an acute care hospital which hospital shall be located in or near Austin, Texas and shall specialize in all aspects of cardiology and cardiovascular care and surgery which the HM and the Investor Representatives may agree upon;

         2. It is intended that the hospital will be a low-cost, quality provider of medical services within the Austin, Texas area in a manner which is consistent with the national health care policy of lowering the costs of health care;

         3. The capital contributions and participation of the Investor Partners as provided herein are necessary to enable the Partnership to achieve its objectives.

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following definitions (unless otherwise expressly provided herein).
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         1.1      "Adjusted Capital Account" means, with respect to any Partner or Assignee, such Person's Capital Account as of the end of the relevant fiscal year of the Partnership with the following adjustments:

                           (i) credit to such Capital Account any amounts which such Person is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) (share of minimum gain) and 1.704-2(i)(5) (share of partner nonrecourse debt minimum gain); and

                           (ii) debit to such Capital Account the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         1.2 "Affiliate" with respect to a Person, (i) any relative of such Person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the outstanding voting securities or of an equity interest of such Person; or (iii) any Entity or holder of ten percent (10%) or more of the outstanding voting securities or of an equity interest of any Entity, controlling, controlled by, or under common control with such Person.

         1.3 "Agreement" shall mean this Agreement of Limited Partnership, as amended from time to time.

         1.4 "Assignee" shall mean a Person who has acquired a Partner's Partnership Interest but who has not become a Partner and thereby is only entitled to the rights granted hereunder to a Person holding an Economic Interest.

         1.5 "Capital Account" shall mean the amount of any Capital Contributions of each of the Partners, as the same may be (i) increased from time to time by such Partner's share of Income, (ii) decreased from time to time by distributions to such Partner and by such Partner's distributive share of Losses, (iii) increased and/or decreased by those other items required by the Code and the Regulations thereunder (items described in (i) and (ii) are subject to change from time to time to comply with the Code and the Regulations), and
(iv) upon or in connection with (1) the liquidation of the Partnership, (2) a Capital Contribution (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration for a Partnership Interest in the Partnership, or (3) a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for a Partnership Interest in the Partnership, the Capital Accounts of all Partners shall be increased or decreased to reflect a revaluation of all assets of the Partnership on its books and records in accordance with the requirements of Treasury Regulation ss. 1.704-1(b)(2)(iv)(f) or any successor regulatory or statutory provision, as of the date the event occurs causing the Capital Accounts to be revalued. For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in the Partners' Capital Accounts, the determination, recognition, and classification of any such items shall be the same as its determination, recognition, and classification for Federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that if in any taxable year the Partnership has in effect an election under Section 754 of the Code, capital accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m). Loans by a


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Partner to the Partnership shall not be considered Capital Contributions. If any
Partner or Assignee shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or Assignee, shall be treated solely as loans, and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulation. In the event HM and the Investor Representatives shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed to comply with such Regulation, HM and the Investor Representatives may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Articles VI or VII hereof upon the dissolution of the Partnership. In the event HM and the Investor Representatives shall determine such adjustments are necessary or appropriate to comply with Regulation Section 1.704-1(b)(2)(iv), HM and the Investor Representative shall adjust the amounts debited or credited to Capital Accounts with respect to (i) any property contributed by the Partners or distributed to the Partners and (ii) any liabilities secured by such contributed or distributed property or assumed by the Partners. HM and the Investor Representatives shall also make any other appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b). In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         1.6 "Capital Contribution" shall mean the gross amount of cash investment in the Partnership by each and all of the Partners.

         1.7 "Cash Distributions" shall mean net cash distributed to Partners resulting from Cash Flow from Operations or Cash from Sales or Refinancing, but shall not include cash distributed to HM as its Management Fee for services or any amount in repayment of loans made by the Partners to the Partnership.

         1.8 "Cash Flow from Operations" shall mean net cash funds provided from operations of the Partnership or investment of any Partnership funds, without deduction for depreciation, but after deducting cash funds used to pay or establish a reserve for expenses, debt payments, capital improvements and replacements thereof and for such other items as HM and the Investor Representatives reasonably determine to be necessary or appropriate, provided that a minimum operating reserve to cover a period of three (3) months is hereby deemed reasonable.

         1.9 "Cash from Sales or Refinancing" shall mean the net cash proceeds received by the Partnership from or as a result of any Sale or Refinancing of property after deducting (i) all expenses incurred in connection therewith, (ii) any amounts applied by HM and the Investor Representatives toward the payment of any indebtedness and other obligations of the Partnership, including payments of principal and interest on mortgages, (iii) the payment of any other expenses or amounts owed by the Partnership to other parties, and (iv) the establishment of any reserves


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deemed necessary by HM and the Investor Representatives. If the proceeds of any
Sale or Refinancing are paid in more than one installment, each such installment shall be treated as a separate Sale or Refinancing for the purposes of this definition.

         1.10 "Certificate of Limited Partnership" shall refer to the Certificate of Limited Partnership of the Partnership, as filed with the Secretary of State of Texas, as the same may be amended from time to time.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. "Regulations" shall mean rules, orders, and regulations issued pursuant to or under the authority of the Code. Any reference herein to a specific section(s) of the Code or Regulations shall be deemed to include a reference to any corresponding provision of future law.

         1.12 "Economic Interest" shall refer to that portion of the Partnership Interest of a Partner in the economic rights and benefits of the Partnership, including but not limited to all Income, Loss and Cash Distributions. Such an Economic Interest will be measured by an amount equal to the percentage of a Partner's Partnership Interest in the Partnership as the same may be adjusted from time to time.

         1.13 "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

         1.14 "General Partner" or "HM" shall refer to Hospital Management IV, Inc. which shall serve as the initial general partner of the Partnership or any Substitute General Partner.

         1.15 "Hospital" shall have the meaning provided in Section 2.3 hereof.

         1.16 "Income" or "Loss" shall mean, with respect to any fiscal year or other period, the taxable income or taxable loss in such year or other period determined by the Partnership in accordance with Code Section 703(a) and Regulations thereunder, including without limitation, each item of income, credit, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1), determined by the method of accounting then being utilized by the Partnership (provided it is permitted by the Code), applied on a consistent basis throughout the period for which taxable income or taxable loss is determined, adjusted to take into account (i) any income received or accrued that is exempt from federal income tax; (ii) expenditures and losses referred to in Code Section 705(a)(2)(B) (or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)), 267(a)(1), 707(b), and 709 which are not deductible, depreciable or amortizable in computing Income or Loss; (iii) amounts of net income or net loss that would be recognized if property distributed in kind to a Partner was sold to an unrelated person at fair market value on the date of distribution, and (iv) expenditures which reduce capital accounts under Regulation Section 1.704-1(b)(2)(iv) including, but not limited to, nonamortizable syndication expenses. To the extent the Partnership recognizes a tax deduction attributable to an amount included in Income or Loss under the preceding sentence, such amount shall not again be included in taxable income or taxable loss but shall be allocated among the Partners in accordance with the allocation of the amount under the preceding sentence.


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         1.17     "Investor Partners" shall mean the Limited Partners other than
VHI listed on Schedule A attached hereto.

         1.18 "Investor Representatives" shall refer to the individuals elected by Investor Partners who shall serve as representatives of the Investor Partners. The first five (5) Investor Partners who acquire at least a four percent (4%) Partnership Interest shall be entitled to designate one (1) Investor Representative; provided that there be no more than five (5) Investor Representatives unless the then existing Investor Representatives elect to expand the number of Investor Representatives to a total of up to nine (9). It is agreed that as long as an original Investor Partner owns at least an eight percent (8%) Partnership Interest as a result of its merger, or the merger of an Affiliate, with another Investor Partner, then the original Investor Partner shall be entitled to designate two (2) Investor Representatives who shall each have the rights and obligations set forth in the Partnership Agreement.

         1.19 "Limited Partners" shall refer to VHI and other individuals or entities hereafter admitted to the Partnership as Limited Partners.

         1.20 "Majority Vote of Investor Partners" shall refer to the affirmative vote, approval or consent of the then existing Investor Partners holding sixty-seven percent (67%) of the Partnership Interests held by such Investor Partners in the aggregate.

         1.21 "Majority Vote of Partners" shall refer to the affirmative vote, approval or consent of Partners holding seventy-six percent (76%) of the Partnership Interests in the aggregate.

         1.22 "Management Fee" shall mean the amounts payable to HM pursuant to Section 5.6(b)(ii) for services rendered in managing the operations of the Partnership.

         1.23 "MedCath" shall refer to MedCath Incorporated, a North Carolina corporation, which is the sole shareholder of HM and VHI.

         1.24 "Minimum Gain" shall mean the excess, if any, of debt of the Partnership as to which no Partner is personally liable over the Partnership's basis in the assets (for Capital Account purposes) that secure such debt, and as such term is further defined in Regulation Section 1.704-2(d).

         1.25 "Organization Expenses" shall mean those expenses incurred, either by the Partnership or for which the Partnership has agreed to make reimbursement, in connection with the formation of the Partnership which shall be subject to the reasonable approval of the Investor Representatives and which shall include such expenses as: (i) registration fees, filing fees, and taxes; and (ii) legal and accounting fees incurred in connection with any of the foregoing.

         1.26 "Partner" shall refer to the General Partner and each of the Limited Partners identified in the then applicable Schedule A attached hereto and incorporated herein by this reference. If a Person is already a Partner immediately prior to the purchase or other acquisition by such Person of an Economic Interest or Partnership Interest, such Person shall have all the rights of


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a Partner with respect to such purchased or otherwise acquired Partnership
Interest or Economic Interest, as the case may be.

         1.27 "Partnership" shall refer to Heart Hospital IV, L.P., which shall be created upon the filing of the Certificate of Limited Partnership with the Office of the Secretary of State of Texas, to be operated under the name Heart Hospital IV, L.P., a Texas limited Partnership, and to continue under this Agreement, as amended from time to time.

         1.28 "Partnership Interest" shall mean all of a Partner's rights in the Partnership, including without limitation the Partner's share of the profits, losses and benefits of the Partnership, the right to receive distributions of the Partnership assets, any right to vote, any right to participate in the management of the business and affairs of the Partnership, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Partners granted pursuant to this Operating Agreement or the Texas Act. The percentage Partnership Interest of each Partner, their Capital Contributions and other related information shall be listed on Schedule A. Partnership Interests shall be based upon the pro rata Capital Contribution of each Partner.

         1.29 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such individual or Entity where the context so permits.

         1.30 "Prime Rate" means the rate of interest as of the relevant day or time period as announced by the First Union National Bank, N.A. or its successor in interest from time to time as its prime or reference rate.

         1.31 "Refinancing" means any borrowing incurred or made to recapitalize the Partnership or the equity investment in, or to refinance any loan used to finance the acquisition of property.

         1.32 "Sale" means the sale, exchange, involuntary conversion (other than a casualty followed by reconstruction), condemnation, or other disposition of property by the Partnership, except for dispositions of inventory items and personal property in the ordinary course of business and in connection with the replacement of such property.

         1.33 "Substitute General Partner" shall mean a General Partner who succeeds either HM or another General Partner with all of the specific rights and powers of such General Partner under this Agreement.

         1.34 "Substitute Investor Representative" shall mean an Investor Representative who succeeds an Investor Representative with all of the specific rights and powers of such Investor Representative under this Agreement.

         1.35 "Substitute Partner" shall mean an Assignee of a Partner who has been admitted to the Partnership and granted all the rights of a Partner in place of his or her assignor pursuant to the provisions of this Agreement. A Substitute Partner, upon his or her admission as such, shall replace and succeed to the rights, privileges, and liabilities of the Partner from whom he or she acquired his or her interest in the Partnership, to the extent of the Partnership Interest assigned.


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         1.36     "Texas Act" means the Texas Revised Limited Partnership Act.

         1.37 "VHI" shall refer to Venture Holdings, Inc., an Arizona corporation, which is a Limited Partner in the Partnership.

                                   ARTICLE II

                 FORMATION AND AGREEMENT OF LIMITED PARTNERSHIP

         2.1 Partnership Formation and Agreement. The Partnership will be formed upon the execution of this Agreement and the execution and filing by HM on behalf of the Partnership of the Certificate of Limited Partnership with the Secretary of State of Texas in accordance with the provisions of the Texas Act. HM shall execute or cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited partnership in the State of Texas and other documents to reflect the admission of additional Partners to the Partnership. Any costs incurred by HM in connection with the foregoing shall be reimbursed promptly upon the completion of such action.

         2.2 Name of Partnership. The name of the Partnership is Heart Hospital IV, L.P., a Texas limited partnership.

         2.3 Purposes and Investment Objectives. The principal purposes of the Partnership are as follows:

                  (a) To develop, own and operate an acute care hospital specializing in all aspects of cardiology and cardiovascular care and surgery in Austin, Texas (the "Hospital") which would include, but not be limited to, the following:

                           (i)      Services and facilities to meet all
                  requirements of the State of Texas, Medicare, JCAHO and other credentialing or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform cardiology and cardiovascular surgical services of every type or nature and to be eligible to obtain appropriate reimbursements therefor;

                           (ii) Sixty to ninety thousand square feet in a building to be constructed in accordance with plans and specifications approved by the Partnership;

                           (iii)    Forty to eighty medical/surgical beds;

                           (iv)     Two to three heart catheterization
                  laboratories;

                           (v)      Two to three heart surgical suites;


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                           (vi)     All appropriate support services and
                  systems;

                           (vii) Appropriate equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate for the diagnosis and treatment of cardiovascular disease, including but not limited to invasive and non-invasive cardiac testing, interventional treatment including percutaneous transluminal coronary angioplasty and atherectomy, and cardiac surgery which would include, but not be limited to, bypass grafts and valve surgery;

                  The above size, number and scope of facilities of the Hospital are only preliminary estimates. HM and the Investor Representatives are authorized to finally make all determinations with respect thereto.

                  (b) To lease or acquire the real property, and if appropriate to construct a suitable building, in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         2.4 Registered Office and Principal Place of Business; Registered Agent. The principal place of business of the Partnership shall be maintained at the Texas offices of HM or such other place in the State of Texas as HM shall designate. The Registered Agent of the Partnership shall be CT Corporation System and the Registered Office of the Partnership is c/o CT Corporation System, 350 N. St. Paul Street, Dallas, Texas 75201. HM shall promptly notify the Partners of any changes in the principal place of business, the registered office, or the registered agent of the Partnership.

         2.5 Commencement and Term. The Partnership shall commence on the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of Texas, as required by Section 2.1 hereof, and shall continue until December 31, 2035, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of HM. In the event HM does not elect to extend the term hereof, the Investor Representatives may instead elect to extend the term hereof, subject to HM's consent which shall not be unreasonably withheld or delayed.

                                   ARTICLE III

                       PARTNERS AND CAPITAL CONTRIBUTIONS

         3.1 Contributions of Partners. The Partners shall contribute capital as follows:

                  (a) HM shall contribute to the Partnership for its Partnership Interest at least Thirty Thousand Dollars ($30,000.00).


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                  (b)      VHI shall contribute for its Partnership Interest at
         least One Million Five Hundred Thousand Dollars ($1,500,000.00).

                  (c) The Investor Partners shall contribute to the Partnership for their Partnership Interests an amount, in the aggregate, of up to One Million Four Hundred Seventy Thousand Dollars ($1,470,000.00).

         The Partnership Interests of the Investor Partners shall be owned as shown on Schedule A attached hereto. The Partners may be liable to the Partnership for amounts distributed to them as a return of capital as provided by the Texas Act. The Partners shall not be required to contribute any additional Capital Contributions to the Partnership except as provided in Section 3.5.

         3.2 Liability of Partners - For Capital. The liability of each Limited Partner, as such, shall be limited to the amount of his agreed Capital Contribution as a Limited Partner as provided in Section 3.1. The liability of the General Partner, as such, shall be limited to the amount of its agreed Capital Contributions as a General Partner as provided in Section 3.1.

         3.3 Partners' Accounts and Withdrawals. An individual Capital Account shall be maintained for each Partner in accordance with requirements of the Code and the Regulations promulgated thereunder. No Partner shall be entitled to withdraw or to make demand for withdrawal of any part of his or her Capital Account or to receive any distribution except as provided herein.

         3.4 Interest on Capital Contributions. No interest shall be paid on Capital Contributions.

         3.5 Additional Funding. If from time to time, HM and the Investor Representatives determine that funds in addition to that contemplated by Sections 3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, HM shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to HM, or HM may, but shall not be required, to loan such funds to the Partnership at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Partnership's assets. Interest shall be paid monthly in arrears and principal shall be repaid as the Partnership has funds available therefor. All loans obtained hereunder shall be subject to the approval of HM and the Investor Representatives which approval shall not be unreasonably withheld or delayed;

                  (b) Second, if loans as provided in (a) above are not available, HM and the Investor Representatives may decide to request that the Partners contribute additional capital to the Partnership pro rata according to their respective Partnership Interests. If additional Capital Contributions are so requested, each Partner may elect whether or not to contribute its pro rata portion thereof. The other Investor Partners may elect to contribute capital not contributed by any Investor Partner hereunder. HM or VHI may then elect to contribute amounts which the Investor Partners, in the aggregate, have not so contributed. Thereafter,


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         HM and the Investor Representatives shall reasonably adjust the
         Partnership Interest of each Partner (taking into consideration the Capital Contributions made by the Partners in accordance with this
         Section 3.5) in the event any Partner elects not to contribute capital pursuant to a capital call approved in accordance with this Section 3.5;

                  (c)      If funds are not available in accordance with (a) or
         (b) above, then HM and the Investor Representatives may elect to dissolve the Partnership.

         3.6      Intentionally Omitted.

                                   ARTICLE IV

                     NAMES AND ADDRESSES OF INITIAL PARTNERS

         4.1      The names and addresses of the Partners are as follows:

                  Name                                        Address
                  ----                                        -------

         -        Hospital Management IV, Inc.     7621 Little Avenue, Suite 106
                                                   Charlotte, NC 28226

         -        See the Partners listed on Schedule A attached hereto.

                                    ARTICLE V

                          MANAGEMENT OF THE PARTNERSHIP

         5.1 General Authority and Powers of HM and the Investor Representatives. Subject to the terms of this Agreement, including without limitation Section 5.16 hereof, HM and the Investor Representatives shall be responsible for developing management and administrative policies for the overall operation of the Hospital. HM and the Investor Representatives shall have the following duties and obligations:

                  (a) Hospital Development. HM and the Investor Representatives shall approve the development plan for the Hospital, the selection of the site for the Hospital, the design of the Hospital and the construction contracts for the development of the Hospital.

                  (b) Capital Improvements and Expansion. Any renovation and expansion plans and capital equipment expenditures with respect to the Hospital shall be reviewed and approved by HM and the Investor Representatives and shall be based upon economic feasibility, patient care criteria and then current market conditions.


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                  (c)      Annual Budgets. All annual capital and operating
         budgets, including financing plans, prepared by HM shall be subject to the review and approval of HM and the Investor Representatives.

                  (d) Marketing. All advertising and other marketing of the services performed at the Hospital shall be subject to the prior review and approval of HM and the Investor Representatives.

                  (e) Patient Fees. As a part of the annual operating budget, HM and the Investor Representatives shall review and adopt the charge schedule for all services rendered by the Hospital.

                  (f) Ancillary Services. HM and the Investor Representatives shall approve Hospital-provided ancillary services based upon the pricing, access to and quality of such services.

                  (g) Provider and Payor Relationships. Decisions regarding the establishment or maintenance of relationships with other health care providers and payors shall be made by HM and the Investor Representatives.

                  (h) Strategic Planning. HM and the Investor Representatives shall develop long-term strategic planning objectives and adopt a strategic plan for the Hospital.

                  (i) Capital Expenditures. HM and the Investor Representatives shall determine the priority of major capital expenditures.

                  (j) Senior Administrator. The selection, retention and removal of the senior administrator for the Hospital (the "Senior Administrator") shall be subject to the approval of HM and the Investor Representatives.

                  (k) Other Material Decisions. HM and the Investor Representatives shall approve all Material Agreements and Material Decisions. "Material Agreement" and "Material Decision" shall mean (i) any agreement or decision defined elsewhere in this Agreement as a Material Agreement or Material Decision and (ii) any binding agreement which may not be canceled upon less than thirty (30) days notice and which calls for the expenditure of funds, or involves an obligation for financing, in excess of $50,000.00 exclusive of agreements or obligations contemplated by any budget, development plan, financing or construction contract approved by HM and the Investor Representatives or agreements incurred in the ordinary course of business such as employment agreements, purchases of supplies and routine services and the like.

                  (l) Exclusive Contracts. HM and the Investor Representatives shall approve the execution of exclusive contracts to provide physician services to the Hospital.

                  (m) Global Contracting. HM and the Investor Representatives shall develop and approve a unified managed care strategy under which the Hospital and physicians practicing


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         at the Hospital would enter into managed care agreements, including agreements containing package pricing for the Hospital and such physicians' services.

         The day-to-day management of the business and affairs of the Partnership shall be the responsibility of HM, which management shall be subject to decisions, guidelines and policies made or established by HM and the Investor Representatives hereunder, provided, however, decisions relating to medical and clinical practice at the Hospital shall be made exclusively by the qualified medical personnel of the Hospital. Subject in all cases to the foregoing, HM shall have the right and the power, if, as, and when it, from time to time, deems necessary or appropriate on behalf of the Partnership, subject only to the terms and conditions of this Agreement:

                  (a) To negotiate and execute on behalf of the Partnership all documents, instruments and agreements reasonably necessary or appropriate to lease, acquire and/or construct the Hospital and/or the real property on which the Hospital is or will be located, and to borrow funds to finance such lease, acquisition and/or construction (it being acknowledged that the Hospital may be an existing building or may be a newly constructed building);

                  (b) To prepare a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire all appropriate equipment and supplies required from time to time in connection with the development and operation of the Hospital (the "Equipment") and loans or other financing therefor;

                  (d) The negotiation and execution of all such other agreements regarding the purchase of goods or services for the Hospital;

                  (e) Subject to the terms of the hospital and medical staff bylaws to be adopted for the Hospital, propose procedures for quality assurance, peer review and granting privileges to physicians with other specialties at the Hospital;

                  (f) To expend all or portions of the Partnership's capital and income in furtherance of or relating to the Partnership's business and purposes, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and management fees, and to invest in short-term debt obligations (including, but not limited to, obligations of Federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of the Partnership's funds as are temporarily not required for the development or operation of the Partnership and the payment of Partnership obligations; provided that HM and the Investor Representatives shall establish cash management guidelines to be followed by HM;

                  (g) To employ or retain on such terms and for such compensation as HM may reasonably determine, such persons, firms, or corporations as HM may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to HM, provided that the selection of the Senior Administrator shall be a Material Decision;

                  (h) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                  (i) To exercise all rights, powers, and privileges of the Partnership as lessee with respect to the Hospital or rights held by the Partnership;

                  (j) To consent to the modification, renewal, or extension of any obligations to the Partnership of any person or of any agreement to which the Partnership is a party or of which it is a beneficiary;

                  (k) To execute in furtherance of any or all of the purposes of the Partnership, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument purporting to purchase or convey or encumber in whole or in part the Equipment or the Hospital or other real or personal property of the Partnership;

                  (l) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (m) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of the Partnership, and to institute, prosecute, and defend any actions or proceedings relating to the Partnership, its business, and properties;

                  (n) To acquire and enter into any contract of insurance which HM deems necessary or appropriate for the protection of the Partnership and HM, for the conservation of the Partnership or its assets, or for any purpose beneficial to the Partnership; however, neither HM nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (o) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Partners including annual reports;

                  (p) To open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations; provided, however, that the Partnership's funds shall not be commingled with the funds of any other Person;

                  (q) To cause the Partnership to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (r) To make all decisions related to generally accepted principles of accounting to be applied on a consistent basis and Federal income tax elections;

                  (s) Generally, to possess and exercise any and all of the rights, powers and privileges of a General Partner under the Texas Act;

                  (t) To execute, acknowledge, and deliver any and all documents or instruments in connection with any or all of the foregoing;

                  (u) To manage, direct, and guide the operation of the Hospital, other than medical or clinical matters which shall be under the direction of qualified medical personnel, including all necessary acts relating thereto;

                  (v) To establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (w) To admit as Limited Partners after the Termination Date (as extended) additional investors who have been approved by a Majority Vote of Investor Partners;

                  (x) Subject to Section 5.2(j), to sell assets of the Partnership;

                  (y) Subject to applicable law and to the terms of the hospital and medical staff bylaws to be hereafter adopted, in order to assure the availability to the Hospital of qualified physicians and to maintain the quality of medical services to be provided by the Hospital, the execution of exclusive professional services agreements with professional associations or professional limited liability companies, who directly or through their owners or Affiliates, became Partners prior to the Termination Date and thereafter with physicians approved by HM and the Investor Representatives under which such physicians shall serve as the exclusive providers of cardiology services to the Hospital. All physicians in such professional associations or professional limited liability companies who provide such services to the Hospital must obtain medical staff membership and privileges in accordance with the bylaws and the reasonable rules and regulations adopted by the Hospital. Subject to applicable law and to the terms of the hospital and medical staff bylaws to be hereafter adopted, in order to assure the availability to the Hospital of qualified physicians and to maintain the quality of medical services to be provided by the Hospital, the execution of an exclusive professional services agreement with the first professional association or professional limited liability company which specializes in cardiovascular surgery which, directly or indirectly, through its owners or Affiliates, became a Partner herein prior to the Termination Date under which such physicians shall serve as the exclusive providers of cardiovascular surgery services to the Hospital for the two year period commencing as of the effective date of the Hospital's Medicare certification. All such physicians in such professional association or professional limited liability company who provide service to the Hospital must obtain medical staff membership and privileges in accordance with the bylaws and the reasonable rules and regulations adopted by the Hospital; and

                  (z) Upon written request of the Investor Representatives, establish a medical practice committee to make medical and clinical decisions with respect to patient care matters whose voting members shall be physicians selected by Partners provided that such committee shall no longer exist once the medical staff is chosen and the medical staff bylaws are adopted.

         5.2 Restrictions on Authority of HM and the Investor Representatives. Neither HM nor the Investor Representatives shall do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Partnership;

                  (c) Commingle the Partnership funds with those of any other Person;

                  (d) Admit an additional General Partner, Investor Representative, Substitute General Partner, or Substitute Investor Representative, except as provided in this Agreement;

                  (e) Admit an additional Limited Partner, except as provided in this Agreement;

                  (f) Alter the primary purposes of the Partnership as set forth in Section 2.3;

                  (g) Possess any property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

                  (h) Employ, or permit the employ of, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

                  (i) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services payable by Medicare or Medicaid;

                  (j) Sell all or substantially all of the assets of the Partnership or merge the Partnership with or into any other Entity without the approval of a Majority Vote of the Partners;

                  (k) Cause the Hospital, once it has opened for business, to cease its operations, without the consent of HM and a Majority Vote of Investor Partners unless after the Hospital has been operating for at least three (3) years, the net revenues of the Hospital have been less than expenses, including payments of principal and interest due with respect to any indebtedness, of the Hospital, during the previous twelve (12) month period, in which event either HM or any Investor Representative who has guaranteed outstanding financing (debt or leases) of Two Million Dollars ($2,000,000.00) or more may upon one hundred twenty (120) days prior written notice to the other General Partners and Investor Representatives, require the Hospital to cease its operations and cause the Partnership to be dissolved unless within such one hundred twenty (120) day period HM and the Investor Representatives are able to refinance such financing without the requirement for any guarantee by HM, an Investor Representative or any Partner hereof, provided however, in the event that substantially all of the assets of MedCath or of HM, or more than fifty percent (50%) of its capital stock or the capital stock of HM, has been sold to an unrelated third party, then upon the consummation of such transaction, the reference above to "twelve (12) months" shall be deemed to be deleted herefrom and "twenty-four (24) months" shall be substituted in lieu thereof.

         5.3 Duties of HM and the Investor Representatives. HM and each Investor Representative shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership and, in the case of HM, perform the duties for which it will receive a Management Fee as provided in
         Section 5.6(b), or otherwise; however, HM and each Investor Representative shall not be required to devote its full time to such duties;

                  (b) Use its best efforts to cause the Partnership to comply with such conditions as may be required from time to time to permit the Partnership to be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) In the case of HM file and publish all certificates, statements, or other instruments required by law for the formation and operation of the Partnership as a partnership in all appropriate jurisdictions;

                  (d) In the case of HM cause the Partnership to obtain and keep in force during the term of the Partnership fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as HM and the Investor
         Representatives, deem advisable; and

                  (e) Have a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides HM and the Investor Representatives to employ such funds or assets in any manner except for the benefit of the Partnership.

         5.4 Delegation by HM and the Investor Representatives. Subject to restrictions otherwise provided herein, HM and the Investor Representatives may at any time employ any other Person, including Persons employed by, affiliated with, or related to HM and the Investor Representatives to perform services for the Partnership and its business, and may delegate all or part of their authority or control to any such other Persons, provided that such employment or delegation shall not relieve HM and the Investor Representatives of their respective responsibilities and obligations under this Agreement or, if applicable, under the laws of the State of Texas nor will it make any such person a Partner of the Partnership.

         5.5 Right to Rely Upon the Authority of HM. All actions and decisions of the Partnership, including those actions or decisions reserved to the Partners, the Limited Partners, the Investor Partners, or HM and the Investor Partners, shall be taken or carried out by and through HM. Persons dealing with the Partnership may rely upon the representation of HM as to (a) the identity of the General Partner or any Limited Partner or Investor Partner;
(b) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by a Partner (including, without limitation, the power and authority of HM and the Investor Representatives to bind the Partnership in any of the matters or to authorize and direct HM to take any of the actions described in this Agreement) or which are in any other manner germane to the affairs of the Partnership; or (c) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner. In addition, no purchaser from the Partnership shall be required to determine the sole and exclusive authority of HM to sign and deliver on behalf of the Partnership any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Partnership affecting the same.

         5.6      Partnership Expenses.

                  (a) In general, the Partnership's expenses shall be billed directly to and paid by the Partnership. The Partnership shall reimburse HM and the Investor Representatives or their Affiliates for:
         (i) all Organization Expenses incurred by HM and the Investor Representatives or their Affiliates in connection with the formation of the Partnership; (ii) the actual costs to HM and the Investor Representatives or their Affiliates of goods, services, and materials used for and by the Partnership; and (iii) all reasonable travel and other out-of-pocket expenses incurred by HM and the Investor Representatives in the development and management of the Partnership and its business. The reimbursement for expenses provided for in this
         Section 5.6(a) shall be made to HM and the Investor Representatives or their Affiliates regardless of whether any distributions are made to the Partners under Article VI and Article VII.

                  (b) The Partnership shall also pay the following expenses of the Partnership:

                                    (i)      All development and operational
                  expenses of the Partnership, which may include, but are not limited to: the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Partnership; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); the maintenance of the Hospital and its Equipment may be performed by HM or one of its Affiliates as long as the charges to the Partnership for such service are no greater than the charges for such service from a third party service provider;

                                    (ii)     In addition to reimbursements and
                  other amounts due hereunder, a Management Fee equal to [***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  ($[***]) per year due to HM which fees shall first accrue commencing on the first to occur of (the "Completion Date")
                  (X) the substantial completion of the construction of the Hospital if the Hospital is to be located in a new building (whether to be leased to or owned by the Partnership), or (Y) the closing of the purchase of the real property in which the Hospital is to be located if located in an existing building (either by the Partnership or by a third party who shall in turn lease such building to the Partnership) and which fees shall be increased annually by the Consumer Price Index reasonably applied by HM on January 1st of each year. The Management Fee shall compensate HM for the efforts of employees of HM or its Affiliates in managing all aspects of the development of the Hospital (i.e., seeking Investor Partners, the design, construction and financing of the Hospital) and in supervising the business of the Partnership after the Hospital commences operations;

                                    (iii)    A fee of One Hundred Thousand
                  Dollars ($100,000.00) payable to the medical director of the Hospital which fee shall first accrue commencing as of the Completion Date, which fee shall be increased annually by the Consumer Price Index reasonably applied by HM on January 1st of each year. The medical director shall be a cardiologist and shall be elected by a Majority Vote of Investor Partners for a two (2) year term subject however to the terms of the medical staff bylaws;

                                    (iv)     All fees and expenses paid to third
                  parties for accounting, legal, documentation, professional, and reporting services to the Partnership, which may include, but are not limited to: preparation and documentation of Partnership bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Partnership state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Partnership Interest or Economic Interest in the Partnership or in connection with the business of the Partnership; expenses in connection with preparing and mailing reports required to be furnished to the Partners or Assignees for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Partners which HM and the Investor Representatives deem to be in the best interest of the Partnership; expenses of revising, amending, converting, modifying, or terminating the Partnership or this Agreement; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Partnership; costs of any computer equipment or services used for or by the Partnership; the costs of preparing and disseminating informational material and documentation relating to potential sale, refinancing, or other disposition of the Hospital or the Equipment.

                  (c) Neither HM nor its Affiliates shall be paid or reimbursed for the overhead of its corporate offices including, without limitation, the costs of employees of HM or of its Affiliates, unless those employees work full-time for the Hospital (or part-time as approved

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

         by HM and the Investor Representatives), in which event such expenses shall be paid by the Partnership.

         5.7 No Management by Partners. Other than HM and the Limited Partners acting through the Investor Representatives to the extent permitted under this Agreement, the Partners shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Partnership's business and operations and shall have no right or authority to act for or bind the Partnership except as set forth in this Agreement. The rights and powers of such Partners shall not extend beyond those set forth in this Agreement and those granted under the Certificate of Limited Partnership and any attempt to participate in the control of the Partnership in a manner contrary to the rights and powers granted herein and under the Certificate of Limited Partnership shall be null and void and without force and effect. Subject to the decisions and judgement with respect to all professional medical or clinical matters of qualified medical personnel, HM and the Investor Representatives shall have the right to determine when and how the operations of the Partnership shall be conducted in accordance with the terms of this Agreement. The exercise by any Limited Partner of any of the rights granted him hereunder shall not be deemed to be taking part in the control of the business of the Partnership and shall not constitute a violation of this section.

         5.8 Consent by Partners to Exercise of Certain Rights and Powers by HM and the Investor Representatives. By its execution hereof, each Partner expressly consents to the exercise by HM and the Investor Representatives of the rights, powers, and authority conferred on HM and the Investor Representatives by this Agreement.

         5.9      Other Business of Partners.

                  (a) Subject to (b) below, any Partner, including without limitation HM or any Investor Partner that has the right to appoint an Investor Representative under this Agreement, may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as any Partner owns a Partnership Interest herein, and for a period of five (5) years after a Partner ceases for any reason to own a Partnership Interest in the Partnership, neither a Partner nor any of its respective Affiliates shall hold, directly or indirectly, an investment, ownership or other beneficial interest in
         (i) any hospital or (ii) other Entity which provides any of the following services or facilities: cardiac catheterization, angioplasty, peripheral angioplasty, atherectomy, stenting and PTCA or other cardiac surgical procedures or services, in either case within a fifty (50) mile radius of the Hospital (the "Territory"), provided that (i) no Partner who is a physician shall be prohibited from or maintaining his or her staff privileges at any other hospital, (ii) nothing herein shall prohibit a Partner from owning up to three percent (3%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund, and (iii) nothing herein shall restrict a Partner from entering into managed care or other professional service agreements with health care facilities within the Territory the purpose of which is to enable the Partner or its physicians the opportunity to provide professional services either alone or pursuant to a pricing package with such facility as long as such agreements or arrangements do not constitute or represent, directly or indirectly, an interest in such health care facilities (the sharing of funds in a risk sharing pool or arrangement created by such package pricing shall not constitute a violation of this subsection
         (b)). In addition, HM or its Affiliates may separately operate a mobile catheterization laboratory within the Territory, but only if either HM or an Affiliate thereof is providing such service pursuant to a lease of six (6) months or less to a provider who is already providing cath lab services or if HM and the Investor Representatives have elected not to have such service provided by the Partnership.

                  (c) The Partners have reviewed the term and geographical restrictions included in Section 5.9(b), and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (d) If there is a breach or threatened breach of the provisions of this Section 5.9 of this Agreement, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.9. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of this
         Section 5.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.9 shall be deemed to have been deleted from this Agreement.

                  (e) The Partnership, HM, VHI, the Investor Representatives and the Investor Partners agree that the benefits to any Investor Partner hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by HM or the Partnership to patients of such Investor Partner in any facility, laboratory, cardiac catheterization facility or other health care operation controlled, managed or operated by HM or the Partnership and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (f) If an Investor Partner is a legal entity and not an individual, such Investor Partner shall cause each of its existing and future Affiliates to agree in writing to be personally bound by the terms of this Section 5.09.

         5.10 HM's and Investor Representatives' Standard of Care. HM and each Investor Representative shall act in a manner he, she or it believes in good faith to be in the best interest of the Partnership and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In discharging its duties, HM and each Investor Representative shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any of its other General Partners, Investor Representatives, Partners, or agents, or by any other person as to matters HM or such Investor Representative, as the case may be, reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including any formation, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         Notwithstanding anything herein to the contrary, a Partner or an Investor Representative shall have the right to vote or approve Partnership matters in accordance with the terms of this Agreement regardless of the personal interest of any Partner or any Investor Representative in the outcome of any vote, decision or matter.

         5.11 Limitation of Liability. HM and the Investor Representatives shall not be liable to the Partnership or its Partners for any action taken in managing the business or affairs of the Partnership if he, she or it performs the duty of his, her or its office in compliance with the standard contained in
Section 5.10. Neither HM nor the Investor Representatives has guaranteed nor shall have any obligation with respect to the return of a Partner's Capital Contribution or profits from the operation of the Partnership. Furthermore, neither HM or any Investor Representative, their Affiliates or their employees (collectively, their "Agents") shall be liable to the Partnership or to any Partner for any loss or damage sustained by the Partnership or any Partner except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which HM, such Investor Representative or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         5.12     Indemnification of HM and the Investor Representatives.

                  (a) To the fullest extent permitted under the Texas Act and any other applicable law, each of HM, the Investor Representatives and their Agents (an "Indemnitee") shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by them arising out of any action or inaction of the Indemnitee in its capacity as a General Partner or Investor Representative of the Partnership (or, in the case of an Agent, within the scope of the General Partner's or Investor Representative's authority), provided that the same were not the result of gross negligence or willful misconduct on the part of an Indemnitee and provided that the Indemnitee, in good faith, reasonably determined that such course of conduct was in the best interest of the Partnership; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Partnership assets. Subject to applicable law, the Partnership shall advance expenses incurred with respect to matters for which an Indemnitee may be indemnified hereunder.

                  (b) If at any time, the Partnership has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to making any Cash Distributions, pursuant to Article VI or Article VII hereof, to the Partners.

         5.13 Election and Replacement of Investor Representative. In accordance with the procedures outlined in Section 1.17 herein, the Investor Partners shall designate Investor Representatives to serve until their successors are duly elected subject, however, to the Investor Partner relinquishing its rights to designate an Investor Representative as set forth in
Section 8.4 hereof. At any time, in accordance with Section 1.17, an Investor Partner entitled to designate an Investor Representative may replace the individual it designates as an Investor Representative and designate a new Investor Representative.

         5.14 Role of Investor Representative. Notwithstanding anything herein to the contrary, the Investor Representatives shall take no action nor make any decision on behalf of the Partnership except to the extent they are expressly authorized to do so under this Agreement in their capacity as Investor Representatives.

         5.15 Purchase of Goods and Services from HM. Goods and services purchased from HM or its Affiliates shall be of substantially the same quality and price as could be obtained from an unrelated third party and first shall be disclosed to HM and the Investor Representatives.

         5.16 Decisions by HM and the Investor Representatives. Except as provided in this Agreement, decisions and actions to be taken by HM and the Investor Representatives shall be deemed to have been made only upon the affirmative approval or consent of HM and of at least fifty percent (50%) of the then designated Investor Representatives which may be obtained and evidenced by the written vote, consent or approval of such required number of Investor Representatives. In the event a decision, approval or consent is requested of the Investor Representatives by HM, it shall be deemed to have been affirmatively made if the Investor Representatives fail to respond to any such written request therefor within five (5) days of notice thereof by HM; provided, however, once the Hospital has been open for business for six (6) months, responses to requests for decisions shall be due in ten (10), rather than five
(5) days. Notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by HM and the Investor Representatives with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the Partnership's affairs, including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by HM and shall be subject to the consent of the Investor Representatives (pursuant to the procedure for Investor Representative approval as provided above), which consent shall not be unreasonably withheld; provided, further, however, the application of the Partnership's funds towards the repayment of all or a portion of any financing of the Partnership in excess of amounts then required to be paid (i.e. voluntary prepayments) shall be made only with the consent of HM and the Investor Representatives.

         The development and annual operating budgets to be proposed by HM shall be approved by HM and the Investor Representatives as provided above subject to the following:

                  (a) The Investor Representatives shall be deemed to have approved a development budget which is substantially consistent with the development budget included in the Partnership's Private Placement Memorandum;

                  (b) The Investor Representatives shall not unreasonably withhold their approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Partnership's lenders and other parties providing financing to the Partnership;

                  (c) The priority for capital expenditures shall be subject to HM and Investor Representative approval as set forth in the first sentence of Section 5.16; and

                  (d) In the event that HM and the Investor Representatives are unable to approve an annual budget, HM shall be authorized to operate under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

         6.1 Distributions of Cash Flow from Operations and Cash from Sales or Refinancing. Prior to the dissolution of the Partnership, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any loans made by the Partners to the Partnership shall be distributed quarterly by HM and the Investor Representatives as Cash Distributions according to the relative Economic Interests of the Partners and Assignees. Notwithstanding anything herein to the contrary, no distributions shall be made to Partners or Assignees if prohibited by the Texas Act.

         6.2      Allocations of Income and Loss.

                  (a) Income shall be first allocated to those Partners and Assignees, if any, with negative Adjusted Capital Account balances, pro rata according to their negative Adjusted Capital Account balances, until all such balances have been returned to zero.

                  (b) After the allocations are made pursuant to Section 6.2(a), all allocations of Income and Loss from whatever source shall then be made according to the Economic Interest of each Partner and Assignee.

                  (c) In accordance with Code Section 704(c) and the Regulations thereunder, Income and Loss with respect to that portion of the property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial fair market value used as the book value of the property by the Partnership.

                  (d) Notwithstanding anything in this Agreement to the contrary, no Partner or Assignee shall be entitled to any allocation of Loss if such allocation would result in such Partner or Assignee having a negative Adjusted Capital Account while any other Partner or Assignee has a positive Adjusted Capital Account. In such event, the Losses shall be allocated to the Partners or Economic Interest Owners with positive Adjusted Capital Accounts until their Adjusted Capital Accounts have been reduced to zero or until the negative amount in the Adjusted Capital Accounts are proportionately the same as the negative accounts of the other Partners or Assignee as measured by their respective Economic Interests in the Partnership. Additionally, HM shall at all times during the existence of the Partnership have at least a 1% interest in each material item of Partnership income, gain, loss, deduction or credit.

         6.3 Qualified Income Offset Provision. Any Partner or Assignee who unexpectedly receives an adjustment, allocation, or distribution as described in Regulation Section 1.704-1(b)(2)(ii)(d) at (4) to (6), will be allocated items of income and gain in an amount and manner sufficient to eliminate any deficit balance in the Partner's or Assignee's Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation Section 1.704-1(b)(2)(ii)(d), such Regulation being specifically incorporated herein by reference.

         6.4 Minimum Gain Chargeback. If there is a net decrease in Minimum Gain of the Partnership during any taxable year or other period, each Partner or Assignee shall be allocated items of Partnership income and gain, before any other allocation is made under Code Section 704(b) of Partnership items for such taxable year, in an amount equal to such Partner's or Assignee's share of the net decrease in Minimum Gain of the Partnership. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(g)(2). This provision is intended to be a "minimum gain chargeback" as described in Regulation Section 1.704-2(f), such Regulation being specifically incorporated herein by reference.

         6.5 Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in partner nonrecourse debt minimum gain attributable to a partner nonrecourse debt for any fiscal year of the Partnership, each Partner who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt as of the beginning of such fiscal year, determined in accordance with Regulation Section 1.704-2(i)(5), shall be allocated items of Partnership income gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Regulation Sections 1.704-2(i)(4) and (5). For purposes of this Section, "partner nonrecourse debt" means any liability of the Partnership with respect to which one or more but less than all of the Partners bears the economic risk of loss within the meaning of Regulation Section 1.752-2 as a guarantor, lender or otherwise, and "partner nonrecourse debt minimum gain" means the minimum gain attributable to partner nonrecourse debt as determined pursuant to Regulation Section 1.704-2(i)(3). This Section is intended to comply with the member nonrecourse debt minimum gain chargeback requirement in Treasury Regulations ss. 1.704-2(i)(4) and shall be interpreted consistently therewith.

                                   ARTICLE VII

                 TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

         7.1 No Termination by Certain Acts of Partner. Neither the transfer of interest, withdrawal from the Partnership, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Partner shall result in the termination or dissolution of the Partnership or affect its continuance in any manner whatsoever.

         7.2 Dissolution of the Partnership. The Partnership shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election by HM and the Investor Representatives to dissolve the Partnership in accordance with the terms of Section 3.5(c) hereof;

                  (b) The death, dissolution, insanity, bankruptcy, retirement, resignation or expulsion of HM, unless the remaining Partners owning at least 51% of the Partnership Interests which are owned by the remaining Partners shall elect a Substitute General Partner which shall assume all rights and duties of HM under this Agreement (which Substitute General Partner accepts such election);

                  (c) The written agreement of HM and the Investor Representatives;

                  (d) The expiration of the term of the Partnership as provided in Section 2.5 hereof;

                  (e)      The adjudication of bankruptcy of the Partnership;

                  (f) The written consent of a Majority Vote of the Partners;

                  (g) Except as otherwise expressly provided herein, the occurrence of any event which, under the Texas Act or any other law, causes the dissolution or termination of the Partnership under the law of the State of Texas;

                  (h)      In accordance with Section 12.11 hereof; and

                  (i) The election of HM or an Investor Representative to dissolve the Partnership in accordance with Section 5.2(k) hereof.

         7.3      Dissolution and Final Liquidation.

                  (a) Upon any dissolution of the Partnership, the Partnership shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by HM and the Investor Representatives, or if for any reason there is no General Partner or Investor Representative, by another Person designated by a Majority Vote of the Partners. In winding up the Partnership and liquidating assets, HM, or other Person so designated for such purpose, may arrange, either by itself or through others, for the collection and disbursement to the Partners of any future receipts from the Hospital or other sums to which the Partnership may be entitled, or may sell the Partnership's interest in the Hospital and the Equipment to any person, including HM or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof.

                  (b) Upon any such dissolution and liquidation of the Partnership, the net assets, if any, of the Partnership available for distribution, and any cash proceeds from the liquidation of any such assets, shall be applied and distributed in the following manner or order, to the extent available:

                                      (i)    To the payment of or creation of
                  reserves for all debts, liabilities, and obligations to all creditors of the Partnership (other than the Partners or their Affiliates) and the expenses of liquidation;

                                     (ii)    To the payment of all debts and
                  liabilities (including interest) owed to the Partners or their Affiliates as creditors; and

                                    (iii)    The balance according to the
                  Partners' and Assignees' positive Capital Account balances after taking into account all other adjustments during the fiscal year in which liquidation occurs.

                  (c) Except as otherwise provided in this Agreement, the Partners shall look solely to the assets, if any, of the Partnership for any return of their Capital Contributions. If the assets of the Partnership remaining after payment or discharge of the Partnership's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Partner shall have any right of recourse against HM and the Investor Representatives or other Partners or to charge HM and the Investor Representatives or other Partners for any amounts except as provided herein and except to the extent otherwise provided by the Texas Act and/or Texas law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Partners and Assignees, as adjusted pursuant to Section 1.4, shall be utilized by the Partnership for the purpose of making distributions to those Partners and Assignees with positive balances in their respective capital accounts pursuant to Section 7.3(b). In making such distributions, HM or the person winding up the affairs of the Partnership shall distribute all funds available for distribution to the Partners and Assignees (after establishing any reserves that HM or the person winding up the affairs of the Partnership deems reasonably necessary pursuant to Section 7.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Partnership, or (b) ninety (90) days after the occurrence of such event. HM in its sole discretion, or the person winding up the affairs of the Partnership, in his, her or its discretion, may elect to have the Partnership retain any installment obligations owed to the Partnership until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by HM or the person winding up the affairs of the Partnership to add to such reserves are distributed as soon as practicable in accordance with the provisions of
         Section 7.3(b) as modified by this Section.

         7.4 Termination. Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Partnership assets, the Partnership shall terminate.

         7.5 Payment in Cash or in Kind. Any payments made to any Partner pursuant to Section 7.3 hereof may be made in cash or in property, tangible or intangible, or partially in cash and partially in such property in the discretion of HM; provided, however, that the other Partners have no right to receive other than cash in return for their contributions.

         7.6 Good Will and Trade Name. Upon the dissolution of the Partnership the firm or trade name of the Partnership and any good will associated therewith shall become the sole property of HM, provided that distributions and allocations otherwise due to HM shall not be reduced as a result of HM's becoming entitled to such assets.

         7.7 Termination of Noncompetition Covenants. Upon a dissolution of the Partnership, the Partners shall have no continuing liability or obligation under Section 5.9(b) except that Section 5.9(b) shall continue to be binding upon a Partner whose breach of this Agreement caused a dissolution of the Partnership.

                                  ARTICLE VIII

                        REMOVAL OR WITHDRAWAL OF PARTNERS
                      AND TRANSFER OF PARTNERS' PARTNERSHIP
                            AND/OR ECONOMIC INTERESTS

         8.1      HM, VHI and Investor Representatives - Transfers.

                           (a)      (i)      Except as provided in this Section
                  8.1, without the consent of a Majority Vote of Investor Partners neither HM nor VHI shall voluntarily withdraw from the Partnership as a Partner at any time prior to the termination of the Partnership, and neither HM nor VHI shall transfer or assign any of their rights and duties as a General Partner or Limited Partner, respectively, without such consent. Further, except as otherwise provided in this Section 8.1, a sale of fifty-one percent (51%) or more of the capital stock of either HM or VHI shall constitute a transfer or assignment of such Partner's respective Partnership Interests in the Partnership. Notwithstanding the foregoing, HM and VHI may assign their Partnership Interests in the Partnership, and each may assign its rights to be a General Partner or a Limited Partner, as the case may be, to any party who purchases all or substantially all of MedCath's and its subsidiaries' assets or its capital stock if such purchaser assumes in writing the obligations of HM hereunder, or to a party under control of, common control with, or which controls HM. HM and VHI may also assign their Partnership Interest in the Partnership and their rights to be a General Partner or Limited Partner, as the case may be, to a financial institution as collateral security for repayment of indebtedness for borrowed funds by HM, MedCath or their Affiliates. A sale or transfer of fifty-one percent (51%) or more of the capital stock of either HM or VHI shall not be considered a transfer or assignment of such Partner's respective Partnership Interest for purposes of this Agreement if such sale or transfer occurs in a transaction pursuant to which a sale of HM's or VHI's assets, if a part thereof, would not have constituted an assignment of their Partnership Interests in a manner which gives the other Partners the right to purchase such Partnership Interests in accordance with the following sentence. In the event that HM or VHI desires to sell any Partnership Interest and such sale is not permitted as provided above, then the other Partners shall first have an option to purchase such Partnership Interest in accordance with the Right of First Refusal provided in Section 8.4 except that in no event shall the purchase price due to HM or VHI for its Partnership Interest exceed the appraised value for such Partnership Interest determined in accordance with (ii) below.

                                    (ii)     The appraised value of the
                  Partnership Interest of HM or VHI, as appropriate (the "Seller") shall be the fair market value thereof as determined by a qualified appraiser who has no equity investment in Seller or its Affiliate and who has experience in providing appraisals for comparable businesses and transactions. Such appraiser shall be retained in good faith by Seller with the approval of the

                  Investor Representatives, which approval shall not be unreasonably withheld or delayed. If Seller and the Investor Representatives are unable to agree upon the selection of the appraiser within fifteen (15) days of Seller first proposing an appraiser to the Investor Representatives, then each of Seller and the Investor Representatives shall, within fifteen
                  (15) days, in good faith select and retain an appraiser who meets the requirements outlined above solely for the purpose of determining the fair market value of the interest being valued (respectively, the "Seller Appraiser" and the "Investor Representatives Appraiser"). Each of the Seller Appraiser and the Investor Representatives Appraiser shall, within thirty
                  (30) days, then independently determine the fair market value of the interest being valued. If, upon completion of such appraisals, the amounts determined by the Seller Appraiser and the Investor Representatives Appraiser to be the fair market value of the interest being valued differ by ten percent (10%) or less, then the appraised value of such interest shall be the average of the amounts determined by such Appraisers to be fair market value of such interest. If, upon completion of such appraisals, the amounts determined by the Seller Appraiser and the Investor Representatives Appraiser to be the fair market value of the interest being valued differ by more than ten percent (10%), the Seller Appraiser and the Investor Representatives Appraiser shall, within fifteen (15) days, then select and retain a third appraiser who meets the requirements outlined above (the "Third Appraiser") solely to determine the fair market value of such interest, and the appraised value of such interest shall be the average of the amount determined by the Third Appraiser to be the fair market value of such interest (the "Third Value") and the closest to the Third Value of the amounts determined by the Seller Appraiser and the Investor Representatives Appraiser to be fair market values of such interest. The Third Appraiser shall have fifteen (15) days from the date of his or her selection to complete his or her appraisal. Seller and the Investor Partners shall share equally all the fees and expenses of the Seller Appraiser, the Investor Representatives Appraiser and the Third Appraiser (collectively, the "Appraisers") in connection with the performance of the services described above.

                  (b) The Investor Representatives may not assign their rights to be an Investor Representative herein. Upon the withdrawal or resignation of an Investor Representative, a substitute therefor who must be either an Investor Partner or an owner thereof may be elected as provided herein.

                  (c) Any resignation or withdrawal as an Investor Representative by an Investor Representative who is also a Partner shall not constitute such Investor Representative's withdrawal as a Partner.

         8.2 Partners' Right to Continue. If at any time there is no remaining General Partner, a meeting of the Partners shall be held at the principal place of business of the Partnership within forty-five (45) days after the happening of such event to consider whether to continue the Partnership on the same terms and conditions as are contained in this Agreement (except that the

General Partner may be different) and to select a General Partner for the Partnership, or whether to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Article VII hereof. The Partnership may be continued and a new General Partner (who accepts such appointment) selected by the Partners as provided in Section 7.2(b) within ninety (90) days of the occurrence of the event described in Section 7.2(b). The new General Partner shall execute, acknowledge, file or record (as appropriate) a Certificate of Limited Partnership and an Agreement of Limited Partnership and such other documents as may be required by the Texas Act. The continuance of the Partnership pursuant to the terms of this Section 8.2 is conditioned upon (i) the amendment of the Certificate of Limited Partnership to reflect the foregoing change and, if applicable, compliance by the Partnership with any notice provisions of the Texas Act and (ii) delivery to the withdrawing General Partner of an indemnification agreement by the Partnership, in form and substance reasonably satisfactory to the withdrawing General Partner, indemnifying and holding the withdrawing General Partner harmless against all future liabilities of the Partnership.

         8.3 Relationship with Substitute General Partner. The relationship of the Partners to any Person that has either acquired the Partnership Interest of HM or has been elected as a Substitute General Partner as provided herein shall be governed by this Agreement. If such Person was not theretofore a General Partner, then such Person, as Substitute General Partner, shall have all the rights and powers of its predecessor General Partner under this Agreement; provided, it assumes in writing the obligations of such General Partner under this Agreement and any arising thereafter, and accepts and adopts all the terms and provisions of this Agreement in writing. All references to HM under this Agreement shall thereafter be deemed to refer to such Substitute General Partner. The withdrawing General Partner shall be liable for all of its covenants and obligations under this Agreement for all periods prior to its withdrawal until such liability is assumed by a Substitute General Partner.

         8.4 Investor Partners - Restriction on Transfer. Except as otherwise set forth in this Section or in this Agreement, no Economic or Partnership Interest of an Investor Partner or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Partnership for any purpose, unless such Economic or Partnership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by HM to comply with requirements imposed by any Federal or state securities regulatory authority and unless the consent of HM and the Investor Representatives is obtained. In no event, however, shall an Investor Partner transfer or sell all or any of its Economic or Partnership Interest to any party which, if a Partner, would be in violation of Section 5.9(b) hereof. Except as otherwise set forth in this Section or in this Agreement, an Investor Partner may transfer, sell or assign his or her entire Economic or Partnership Interest if it has received the approval of HM and the Investor Representatives, not to be unreasonably withheld, provided however: (a) the other Investor Partners on a pro rata basis first for a period of fifteen (15) days, and thereafter HM for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Economic or Partnership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (b) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Partnership in writing that he, she or it meets the investor suitability standards established by his, her or its state of residence, or, in the absence thereof, the investor suitability standards established by the Partnership. HM shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Partner who is not a General Partner who shall assign all its Partnership Interest shall cease to be a Partner of the Partnership, except that unless and until a Substitute Partner is admitted in his or her stead, such assigning Partner shall retain the statutory rights of an assignor of a Partnership Interest under the Texas Act. Any Partnership Interests acquired by the Partnership pursuant to Section 8.4 shall, subject to applicable law, be re-offered by the Partnership to suitable investors.

         Any dissolution, liquidation, merger (unless Investor Partners or their Affiliates existing prior to such merger own at least fifty-one percent (51%) of the surviving entity after the merger or unless both parties to such merger are majority owned by parties who are Investor Partners or their Affiliates prior to such merger) or sale of an Investor Partner which is an Entity (a sale shall include a transfer of fifty percent (50%) or more of its capital stock or other ownership interest or of substantially all of its assets or any other transaction intended to accomplish, in substance, a sale of fifty percent (50%) or more of such Entity) shall constitute an offer by such Investor Partner to sell such Investor Partner's Interest pursuant to Section 8.4 for the Formula Purchase Price (as defined in Section 8.9 below).

         In the event that HM or its Affiliates acquires or enters into a practice acquisition transaction with an Investor Partner which does not convey, directly or indirectly, the Partnership Interest of the Investor Partner to HM or its Affiliates, then such transaction shall not be deemed to have resulted in an offer by such Investor Partner to sell its interest pursuant to Section 8.4; provided however, HM shall not directly or indirectly be entitled to exercise the voting rights of an Investor Partner in the event of any practice acquisition transaction, the employment of Investor Partners by HM or its Affiliates or the execution of a management or service agreement between HM or its Affiliates and Investor Partners or their Affiliates (a "Practice Transaction"). In the event that it is intended that HM or its Affiliates purchase, directly or indirectly, the Partnership Interest of an Investor Partner, then such Investor Partner shall be deemed to have made an offer to sell such Investor Partner's Partnership Interest pursuant to Section 8.4 hereof for the Formula Purchase Price. In the event of a Practice Transaction, neither HM, the Investor Partner which is a party thereto nor their Affiliates shall be entitled to the voting or decision making rights (including without limitation the rights to designate an Investor Representative) held by such Investor Partner and all such voting and decision making rights shall be deemed to have been transferred to the remaining Investor Partners on a pro rata basis based upon their current percentage Partnership Interests in the Partnership.

         8.5 Condition Precedent to Transfer of Economic Interest and/or Partnership Interest. Notwithstanding anything herein to the contrary, no transfer of an Economic or Partnership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Partnership will not be classified as a partnership for Federal income tax purposes; or (c) if when taken together with other prior transfers, results in a "termination" of the Partnership for Federal income tax purposes. The Partnership may require, as a condition precedent to transfer of an Economic Interest and/or Partnership Interest, delivery to the Partnership, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to HM that the transfer will not violate any of the foregoing restrictions.

         8.6 Substitute Partner - Conditions to Fulfill. No Assignee of a Partner's Economic or Partnership Interest in the Partnership shall have the right to become a Substitute Partner in place of his or her assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a)      The Partners have waived their right pursuant to
         Section 8.4 to purchase the Economic or Partnership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Partnership sets forth that the assignee becomes a Substitute Partner in place of the assignor;

                  (c) The assignor and Assignee execute and acknowledge such other instruments as HM may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The written consent of HM and the Investor Representatives to such substitution is obtained, which consent may be withheld in sole and absolute discretion of HM and the Investor Representatives;

                  (e) The payment by the Partner of all costs to the Partnership associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         8.7 Allocations Between Transferor and Transferee. Upon the transfer of a Partner's Economic or Partnership Interest, all items of income, gain, loss, deduction and credit attributable to the Economic or Partnership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If HM, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Partnership that the Economic or Partnership Interest so transferred was held by the transferor and transferee, without regard to the results of Partnership activities during the period in which each was the holder, or in such other manner as HM deems necessary to comply with Federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Economic or Partnership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, both the Partnership and HM shall be entitled to treat the assignor of any assigned Economic or Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such assignor in reliance on the Partnership records as they exist until such time as the written assignment has been received by, and recorded on the books of the Partnership. For purposes of this
Article VIII, the effective date of an assignment of any Economic or Partnership Interest shall be the last day of the month specified in the written instrument of assignment.

         8.8 Rights, Liabilities of, and Restrictions on Assignee. No assignee of a Partner's Economic or Partnership Interest shall have the right to participate in the Partnership, inspect the books of account of the Partnership or exercise any other right of a Partner unless and until admitted as a Substitute Partner. Notwithstanding HM and the Investor Representatives' failure or refusal to admit an assignee as a Substitute Partner, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Partnership shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Partnership's tax returns shall be prepared to reflect the interests of assignees as well as Partners.

         8.9 Death of a Partner. Heirs of Partners shall be entitled to inherit the Partnership Interest of a deceased Partner, provided that upon a Partner's death such Partnership Interest shall be automatically converted to an Economic Interest only in the Partnership until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by HM and the Investor Representatives as a condition to such heir becoming a Partner, in which event such interest shall again become a Partnership Interest in the Partnership. Notwithstanding the previous sentence, within one hundred twenty (120) days of the Partnership first learning of the death of a Partner, the Investor Partners, and if they decline HM, shall have the option to purchase the Partnership Interest of the deceased Partner, and the estate of the deceased Partner shall be obligated to sell such Partnership Interest in accordance with the terms of this Section 8.9. The other Investor Partners may exercise their option by giving written notice thereof to the estate of the deceased Partner, or the appropriate representative thereof, within such one hundred twenty (120) day period. The purchase price for such Partnership Interest shall equal five (5) multiplied by the pretax net income (as reasonably determined by the Partnership's accountants) of the Partnership for the twelve (12) month period ending as of the calendar quarter most recently ended prior to the death of such Partner multiplied by the percentage interest of such Partner in the Partnership (the "Formula Purchase Price"). The purchase price shall be paid (the "Payment Method") in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due to the estate of the deceased Partner shall bear interest at Prime Rate as of the date of such Partner's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above. It is acknowledged and agreed that this
Section 8.9 applies only to Partners who are individuals and not Entities.

         8.10     Repurchase of Interests in Certain Events.

                  (a) At the election of HM and the Investor Representatives, the Investor Partners on a pro rata basis may, but are not obligated to, purchase a Partner's Economic or Partnership Interest upon such Partner's breach of the Partner's obligations contained in
         Article III, Sections 5.9, 8.1(b), 8.4, 8.9, 12.1 and 12.11 of this Agreement. Any portion of such Interest not purchased by the Investor Partners may be purchased by HM.

                  (b) Each Partner agrees to sell its Partnership Interest to the other Partners as provided above in the event HM and the Investor Representatives agree upon the exercise of the right of purchase granted under Section 8.10(a) and the purchase price in such events shall be the lower of (x) the Capital Contribution of the Partner less all amounts distributed to such Partner by the Partnership, or (y) the fair market value of such Partner's Partnership Interest determined by an appraiser reasonably selected by HM and the Investor Representatives.

         8.11 Permissible Transfers by Investor Partners. Notwithstanding anything in this Agreement to the contrary, upon ten (10) days prior written notice to HM accompanied by copies of appropriate supporting documents and agreements which conform to the terms of this Agreement, an Investor Partner may elect within thirty (30) days of acquiring a Partnership Interest in the Partnership to assign its Partnership Interest to a limited liability company or limited partnership or corporation formed and maintained for the sole purpose of holding such Partnership Interest whose owners are substantially identical to the owners of such Investor Partner as long as such assignee and its Affiliates agree in writing to be bound by all the terms and conditions of this Agreement. The Entity to which a Partnership Interest is assigned pursuant to this Section
8.11 and which becomes an Investor Partner, together with the owners thereof, shall enter into appropriate buy/sell agreements or arrangements which shall be in writing and which shall be subject to the approval of HM, which approval shall not be unreasonably withheld. Such agreements and arrangements shall include provisions giving such Investor Partner, or the other owners thereof, the option to purchase the interest therein of any owner of such Investor Partner who resigns, dies, becomes disabled or otherwise ceases (for any reason) his relationship with such Investor Partner or the medical practice which is an Affiliate of such Investor Partner. Further, those agreements and arrangements shall provide new physicians who obtain an equity or ownership interest in the medical practice which is an Affiliate of such Investor Partner with a reasonable opportunity to become an owner in such Investor Partner.

                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         9.1 Books of Account. At all times during the continuance of the Partnership, HM shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         9.2 Access to Records. The books of account and all documents and other writings of the Partnership, including the Certificate of Limited Partnership and any amendments thereto, shall at all times be kept and maintained at the registered office of the Partnership. Each Partner or his or her designated representatives shall, upon reasonable notice to HM, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them. Each Partner may receive by mail, upon written request to the Partnership and at his or her cost, a list of the names and addresses of the Partners and the percentage of Economic Interest held by each of them or such other information which may be obtained pursuant to requirements of the Texas Act.

         9.3      Bank Accounts and Investment of Funds.

                  (a) HM shall open and maintain, on behalf of the Partnership, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the Partnership shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as HM may from time to time designate.

                  (b) Any funds of the Partnership which HM may determine are not currently required for the conduct of the Partnership's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by HM and the Investor Representatives.

         9.4 Fiscal Year. The fiscal year and accounting period of the Partnership shall end on September 30 of each year.

         9.5 Accounting Reports. As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Partner shall be furnished an annual accounting showing the financial condition of the Partnership at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Partners promptly after it has been prepared. It shall include a balance sheet as of the end of such fiscal year and statements of income and expense, each Partner's equity, and cash flow for such fiscal year. It shall also include supplementary statements prepared pursuant to the Capital Account accounting methods prescribed by this Agreement and Regulations Section 1.704-1(b) and such other information and reports as requested by the Mangers. At HM's election the Partnership shall either be audited or such annual accountings shall be either reviewed or compiled by a firm of independent certified public accountants engaged by HM on behalf of the Partnership. The report shall set forth the distributions to the Partners for such fiscal year and shall separately identify distributions from (i) operating revenue during such fiscal year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and (iv) unexpended proceeds received from the sale of Partnership Interests. Once the Hospital has opened, HM shall also cause to be prepared and distributed to the Partners quarterly (at such times as MedCath prepares and publicly announces its results for such quarter) financial statements in a form and containing such information as reasonably determined by HM and the Investor Representatives.

         9.6 Tax Returns. HM shall cause income tax returns for the Partnership to be prepared, at Partnership expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each fiscal year, each Partner shall be furnished with a statement to be used by him or her in the preparation of his or her individual income tax returns, showing the amounts of any Income or Losses allocated to him or her, and the amount of any distributions made to him or her, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to investors for income tax purposes.

                                    ARTICLE X

                     MEETINGS AND VOTING RIGHTS OF PARTNERS

         10.1     Meetings.

                  (a) Meetings of the Partners of the Partnership for any purpose may be called by HM, the Investor Representatives or by Investor Partners holding in the aggregate ten percent (10%) of the Partnership Interests. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meetings shall be held in the Austin, Texas area.

                  (b) A notice of any such meeting shall be given by mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Partner at his address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of HM or by the Investor Partners, as the case may be. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Partner may authorize any Person or Persons to act for him or her by proxy in all matters in which a Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

         10.2     Voting Rights of Partners.

                  (a) Each Partner shall take no part in or interfere in any manner with the control, conduct or operation of the Partnership, and shall have no right or authority to act for or bind the Partnership except as provided herein. Votes or decisions, to the extent taken or to be made, of the Partners may be cast at any duly called meeting of the Partnership or in writing within ten (10) days after written request therefor. Each Partner shall be entitled to the number of votes equal to the percentage Partnership Interest of such Partner.

                  (b)      No Partner shall have the right or power to vote to:
         (i) withdraw or reduce his or her Capital Contributions except as a result of the dissolution of the Partnership or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Partnership; (iii) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for his or her Capital Contributions.

                                   ARTICLE XI

                                   AMENDMENTS

         11.1 Authority to Amend by HM and the Investor Representatives. Except as otherwise provided by Section 11.2, this Agreement and the Articles of Organization of the Partnership may be amended by HM and the Investor
Representatives:

                  (a) To admit additional Partners or Substitute Partners but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Partnership as a limited partnership under the Texas Act or other applicable state or federal laws if such does not change the substance hereof, and the Partnership has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this

         Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited partnerships taxed as partnerships or of any Federal or state securities laws or regulations, provided such amendment does not adversely affect the Partnership Interests of Partners and is necessary or appropriate in the written opinion of counsel. Any amendment under this subsection (d) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return to any Partner on his or her investment in the Partnership, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital;

                  (f) Subject to the terms of Section 2.5, to extend the term of the Partnership;

                  (g) Upon written notice to all Partners, HM may elect to create a governing body for the Hospital with up to nine (9) directors (the "Directors"). In such event, the Directors shall include, in addition to HM or its designee, the president or chief executive officer of the Hospital who shall be designated by HM and three (3) additional Directors elected from time to time by the Investor Partners one of whom must be the medical director of the hospital. The remaining Directors shall be elected from time to time by HM. HM and the Investor Representatives may delegate to such governing body such duties and responsibilities as HM and the Investor Representatives deem necessary or appropriate. Notwithstanding the foregoing, in the event of creation of such governing body, the Investor Partners shall continue to have the right to elect Investor Representatives, and HM and the Investor Representatives shall continue to have the voting and decision-making rights provided to them under this Agreement; and

                  (h) To change the principal place of business, the registered office or registered agent of the Partnership.

         11.2     Restrictions on HM's and Investor Representatives' Amendments:
Amendments by Investor Partners. Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the Majority Vote of Partners, provided that any term of this Agreement which requires the approval of a Majority Vote of Investor Partners may only be amended by a Majority Vote of Investor Partners. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially adversely affect the federal income tax treatment to be afforded each Partner, materially adversely affect the interests and liabilities of each Partner as provided herein, materially change the purposes of the Partnership, extend or otherwise modify the term of the Partnership, or materially change the method of allocations and distributions as provided in Article VI.

         11.3 Amendments to Certificate. In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by HM such documents amending the Certificate of Limited Partnership as required under the Texas Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1     Intentionally Omitted.

         12.2 Waiver of Provisions. The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         12.3 Interpretation and Construction. This Agreement contains the entire agreement among the Partners and any modification or amendment hereto must be accomplished in accordance with the provisions of Article XI and Article
XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, exclusive of its conflict of law rules.

         12.5 Partial Invalidity. In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         12.6 Binding on Successors. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

         12.7     Notices and Delivery.

                  (a) To Partners. Any notice to be given hereunder at any time to any Partner or any document reports or returns required by this Agreement to be delivered to any Partner, may be delivered personally or mailed to such Partner, postage prepaid, addressed to him or her at such times as (s)he shall by notice to the Partnership have designated as his or her address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in Article IV hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Partner at the time it is mailed, as the case may be.

                  (b) To the Partnership. Any notice to be given to the Partnership hereunder shall be delivered personally or mailed to the Partnership, by certified mail, postage prepaid, addressed to the Partnership at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Partnership at the time it is delivered or mailed, as the case may be.

         12.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, and the several counterparts taken together shall constitute the Agreement of the Partners.

         12.9 Statutory Provisions. Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         12.10 Waiver of Partition. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Partnership or such party's interest in the Equipment held by the Partnership from the interests of other Partners until the end of the term of both this Partnership and any successor Entity formed pursuant to the terms hereof.

         12.11 Change In Law. If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by HM and the Investor Representatives determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by HM and a Majority Vote of Investor Partners, such restructured agreement shall become binding upon all Partners of the Partnership. Second, in the event that within forty-five (45) days following the Partnership's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then HM shall have the option, within the following forty-five (45) day period, to purchase the Partnership Interests of some or all of the Investor Partners whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of (the "Buyout Price"): (a) the Formula Purchase Price or (b) the amount of the Capital Contribution made by each Partner to the Partnership together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which HM pays all amounts due under the terms of this Section 12.11. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that HM does not exercise its option to purchase Partnership Interests of a Partner whose ownership causes the Partnership not to be in compliance with Applicable Law, such Partners may elect by a Majority Vote of Investor Partners in writing within the following forty-five (45) day period, to either purchase on a pro rata basis HM's and MedCath's Partnership Interest for the Buyout Price or to require that the Partnership be dissolved, in which event the Partnership shall be dissolved in accordance with the terms of this Agreement.

         12.12    Investment Representations of the Partners.

                  (a) Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby represents and warrants to the Partnership and to the Partners that such Partner has acquired such Partner's Partnership Interest in the Partnership for investment solely for such Partnership's own account with the intention of holding such Partnership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Partnership Interest, including an Economic Interest, and without the financial participation of any other Person in acquiring such Partnership Interest in the Partnership.

                  (b) Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby acknowledges that such Partner is aware that such Partner's Partnership Interest in the Partnership has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable Texas securities laws, or (iii) under any other State securities laws. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Partnership and by the Partners as the basis for the exemption of the Partners' Partnership Interest in the Partnership from the registration requirements of the Federal Act and from the registration requirements of the Uniform Securities Act and all other State securities laws. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner further acknowledges that the Partnership will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Partner's Partnership Interest, including an Economic Interest in the Partnership to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Partner or individual executing this Agreement on behalf of an entity which is a Partner hereby acknowledges that prior to his execution of this Agreement, such Partner received a copy of this Agreement and that such Partner has examined this Agreement or caused this Agreement to be examined by such Partner's representative or attorney. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby further acknowledges that such Partner or such Partner's representative or attorney is familiar with this Agreement and with the Partnership's business plans. Each Partner or individual executing this Agreement on behalf of an entity which is a Partner acknowledges that such Partner or such Partner's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Partner to make an informed investment decision and that such Partner does not desire any further information or data relating to the Partnership or to the Partners. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby acknowledges that such Partner understands that the purchase of such Partner's Partnership Interest in the Partnership is a speculative investment involving a high degree of risk and hereby represents that such Partner has a net worth sufficient to bear the economic risk of such Partner's investment in the Partnership and to justify such Partner's investing in a highly speculative venture of this type.

         12.13 Decisions by HM and Investor Representatives. Each of the Investor Partners hereby authorizes HM and the Investor Representatives to make the decisions to be made by HM and the Investor Representatives hereunder and hereby releases and holds harmless HM and the Investor Representatives from any and all claims, liabilities, losses or damages which any of them may have now or in the future resulting from any decision made by HM and the Investor Representatives hereunder unless due to the gross negligence or willful misconduct of HM and the Investor Representatives.

         12.14 Ownership of Shares of MedCath. Each Investor Partner agrees that either he shall not refer patients to the Hospital or that he shall not acquire, nor continue to own any of the common shares of MedCath to the extent that in the reasonable opinion of health care counsel of MedCath, that such ownership, together with referrals of patients to the Hospital, by such Investor Partner, would cause or constitute a violation of any federal or state law, rule or regulation.

         12.15 Arbitration. The parties hereto agree that any dispute between them other than a dispute regarding a violation or alleged violation of Section
5.9 hereof shall be resolved by binding arbitration. Such arbitration shall be conducted by the American Arbitration Association in accordance with its then existing commercial rules applicable to such disputes. Such arbitration shall be conducted in Austin, Texas provided that no arbitrator conducting such arbitration shall reside or have an office within a fifty (50) mile radius of the Hospital. The decision of such arbitrators shall be final and binding upon the parties hereto and may be enforced by a court with applicable authority.

         12.16 Medical Office Building. It is anticipated that HM and the Investor Representatives or certain Affiliates thereof will use their commercially reasonable best efforts to cause a medical office building to be constructed adjacent to or near the Hospital. HM and the Investor Representatives shall cause the tenant space in such building to be made available to the Investor Partners pursuant to a selection and priority method which allows an Investor Partner to select space in such building in the order in which such Investor Partners became Partners of the Partnership.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.

[***]

Solely for the purpose of acknowledging and agreeing to be bound by the terms of
Section 5.9 hereof, the undersigned Affiliates of the Partners (other than HM and VHI) hereby execute this Agreement of Limited Partnership.

[***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE A

                       PARTNERSHIP INTERESTS OF PARTNERS

                                                   Type of
Name and Address       Capital Contribution       Interest       Interest       Tax ID No.
----------------       --------------------       --------       --------       ----------
[***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.